EXHIBIT 99.1

Employment Agreement

This Employment Agreement (the “Agreement”), dated as of June 1, 2009, (“Effective Date”) by and between Hollis-Eden Pharmaceuticals, Inc. a Delaware corporation (the “Company”), and Robert L. Marsella, an individual residing at 13137 Sandown Way, San Diego, CA 92130 (the “Executive”).

Recitals

WHEREAS, Executive has been employed by the Company since 1997 and has served in the capacity of Senior Vice President of Business Development and Marketing since 2004; and

WHEREAS, the Company wishes to assure itself of the availability of Executive to provide services on behalf of the Company for a period of one year from the Effective Date.

NOW AND THEREFORE, the parties agree to the following:

1. Employment. The Company hereby employs Executive as Senior Vice President of Business Development and Marketing. Executive accepts such employment and agrees to perform services as set forth in Section 3 below for the Company, subject to direction from time to time by the Board of Directors of the Company. Both the Company and Executive acknowledge that Executive is already an Executive of the Company as of the Effective Date.

2. Employment Term.

2.1.	The Company employs Executive, and Executive accepts employment with the Company, for a period of twelve (12) months commencing on the Effective Date (the “Term”).

2.2.	This Agreement may be terminated prior to the end of the Term pursuant to the provisions of Section 8.

3. Duties.

3.1.

Services with the Company. During the Term of this Agreement, Executive agrees to act as Senior Vice President of Business Development and Marketing of the Company and shall report to, as directed by, the Board of Directors of the

Company. The parties agree that the Executive’s main duties shall be to act as the key person for setting up and attendance at meetings as well as assist in negotiations relating to the out licensing or entering into collaborative agreements with pharmaceutical companies with respect to all of the Company’s drugs or nutraceuticals products in the Company library, including without limitation, Triolex (HE3286), Apoptone (HE3235) and HE3413. The Executive shall devote such time and attention to the business of the Company as is necessary to fulfill his duties; however, Company acknowledges that this is not a position which will require all of Executive’s time. It is understood by the Company and the Executive that Executive may provide services to or on behalf of any other company deemed appropriate by the Executive; provided such services do not prevent Executive from fulfilling his duties to the Company and the services are not on behalf of an entity in direct competition with the Company. Prior to taking on new employment, consultant or similar engagements outside of the Company, Executive will notify the Company such opportunities to permit the Company to timely object (within seven days of notification) on the grounds that an opportunity directly competes with the Company’s activities.

3.2.	Location of Services. The Executive may work from his home and will not be required to come into the Company’s offices except for attendance at meetings or as otherwise deemed necessary by the Executive or the Company.

4. Compensation.

4.1.	Salary. As compensation for all services to be rendered by Executive during the Term of this Agreement, the Company shall pay Executive semi-monthly at an annualized salary of $124,000.00, subject to standard payroll withholding and deductions. Executive understands and agrees that he shall not be eligible for any additional compensation, including, but not limited to, bonus compensation, without the written authorization of the Company’s Board of Directors.

4.2.	Expenses. During the term of this Agreement, the Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with the business of the Company and in the performance of his duties under this Agreement upon the Executive’s presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

4.3.	Health Insurance and Other Benefit Plans. During the term of this Agreement the Company shall continue to provide to Executive all benefits which he was receiving immediately prior to the Effective Date, including without limitation, any group insurance, hospitalization, disability, medical, dental, and other benefit plans subject to the provisions, rules and regulations applicable thereto. If any group plan or other benefit is discontinued, Executive shall receive additional compensation equal to the amount necessary for him to obtain reasonably equivalent benefits. Executive shall not be eligible for accruing vacation time.

4.4.	Stock Options. Notwithstanding Section 4.3, the stock options currently issued to Executive which are exercisable at the date of termination of this Agreement shall be exercisable until May 31, 2012 without regard to the reason for termination. The Company agrees to prepare and execute any amendment to the stock option grants in order to implement this provision. Employee acknowledges and agrees that the exercise period provided in this section 4.4 may cause options to lose their incentive stock option status and become non-qualified options with a potential for less favorable tax treatment.

5. Confidential Information and Surrender of Records and Property. Executive understands and agree that he remains bound by the terms of the Employee Proprietary Information and Inventions Agreement. Upon termination of employment with the Company, unless earlier requested by the Company, Executive shall deliver promptly to the Company all records and all copies thereof of all Company information or documents, including, but not limited to, electronic media, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, and calculations, any trade secret, proprietary or confidential information and all other property (keys, office equipment, computers, mobile phones, credit cards, etc.) of the Company in Executive’s possession or under Executive’s control.

6. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

7. Indemnification. To the extent permitted by law, in the event Executive is a party or is threatened to be made a party in any action brought by a third party against Executive in his capacity as an Executive (whether or not Company is joined as a party defendant, the Company shall indemnify Executive against expenses (including costs and attorney fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with said action provided Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of Company (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided further that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or Executive of the Company.

8. Termination.

8.1.	For Cause.

“Cause” for the Company to terminate Executive’s employment shall exist if Executive: (1) materially breaches the terms of this Agreement or materially neglects the duties which he is required to perform under the terms of this Agreement; (2) engages in wrongful conduct causing material harm to the Company;, (3) is convicted in a federal or state court of any crime constituting an act of dishonesty, fraud, misrepresentation, or other acts of moral turpitude; or (4) upon the death of Executive or upon Executive’s disability whereby he is unable to perform the essential functions of his job with reasonable accommodation.

8.2.	Termination Without Cause. The Company may terminate Executive’s employment at any time for any reason other than those enumerated in the preceding section 8.1 (such termination defined as “Without Cause”). This Agreement shall terminate by any voluntary or involuntary dissolution of the Company resulting from either a merger or consolidation in which the Company is not the consolidated or surviving corporation, or a voluntary transfer of all or substantially all of the assets of the Company; provided, however, such termination shall be deemed termination Without Cause for purposes of this Agreement.

8.3.	Termination By Executive. Executive may terminate his employment for any reason at any time. Such termination shall be deemed termination for Cause (as defined above) for purposes of this Agreement.

8.4.	Compensation Upon Termination. In the event that Executive’s employment is terminated for Cause (as defined above), Executive shall be entitled to payment of his salary earned prior to and up to the date of termination; Executive shall be entitled to no further compensation. In the event that Executive’s employment is terminated Without Cause (as defined above), Executive shall be entitled to: (1) payment of his salary earned prior to and up to the date of termination; and (2) provided Executive provides the Company with an executed release of any and all claims, in the form attached hereto as Exhibit A, a severance payment in an amount equal to the amount of salary Executive would have earned pursuant to this Agreement between the date of termination and the end of the Term of this Agreement had it not been terminated on an earlier date, less required withholdings and deductions; said payment to be provided within ten days of the Effective Date of the release.

9. Miscellaneous.

9.1.	Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

9.2.	Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

9.3.	Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

9.4.	No Wavier. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.5.	Severability. To the extent any provision of this Agreement shall be declared invalid or unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law., If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

9.6.	Survival. Sections 5, 7, and 8.3, and 9 shall survive termination of this Agreement.

9.7.	Notices. Any and all notices, requests or other communications required or permitted in or by any provision of this Agreement shall be in writing and deemed to be properly given when delivered personally; when sent U.S. mail, postage prepaid by certified mail three days after deposit in the mail; or when delivered for overnight delivery by a major overnight courier delivery company such as Federal Express, UPS, DHL, etc. upon written verification of receipt, addressed as follows:

To the Company:

Hollis-Eden Pharmaceuticals, Inc.

4435 Eastgate Mall #400

San Diego, CA 92121

Attention: President

To Executive:

Robert L. Marsella

13137 Sandown Way

San Diego, CA 92130

9.8.	Legal Proceedings. In the event of legal proceedings arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to such relief as may otherwise be available, such costs and reasonable attorneys’ fees as are incurred therein.

9.9.	Entire Agreement. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof and extinguishes and supersedes any prior agreement whether written or otherwise or other promise. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Agreement may only be modified by a writing signed by both me and the Chief Executive Officer of the Company.

This Agreement is executed on June 1, 2009 in San Diego, California.

Company: Hollis-Eden Pharmaceuticals, Inc.		Executive: Robert L. Marsella

By:	/s/ Robert W. Weber	/s/ Robert L. Marsella
Title:	Interim CFO

Exhibit A

Form of Release

In consideration of the payments and other benefits set forth in the Employment Agreement between me and Hollis-Eden Pharmaceuticals, Inc. (the “Company”) dated June 1, 2009, (the “Agreement”) to which this form is attached, I, Robert L. Marsella, hereby furnish the Company and any and all affiliated, subsidiary, related, or successor corporations, with the following release and waiver (“Release and Waiver”).

In exchange for the consideration provided to me by the Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the Massachusetts Fair Employment Practice Act, the Massachusetts Equal Rights Act, the Massachusetts Age Discrimination Law and any other similar statute or law.

I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

I acknowledge and agree that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; (c) I have 21 days in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the eighth day after I execute this Release and Waiver and the revocation period has expired (“Effective Date”).

I acknowledge my continuing obligations to maintain the confidentiality of and not to disclose or use any proprietary and/or confidential information of the Company.

This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and the Chief Executive Officer of the Company.

Date:

By:
Robert L. Marsella